                                                                  Exhibit 10.2

                           THIRD AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                                MarchFIRST, INC.


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                                TABLE OF CONTENTS

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                                                                                                PAGE
ARTICLE I                  OFFICES................................................................1

         Section 1.        Registered Office......................................................1

         Section 2.        Other Offices..........................................................1

ARTICLE II                 MEETINGS OF STOCKHOLDERS...............................................1

         Section 1.        Place of Meeting.......................................................1

         Section 2.        Time of Annual Meeting.................................................1

         Section 3.        Notice of Annual Meeting...............................................1

         Section 4.        Voting Lists...........................................................1

         Section 5.        Special Meetings.......................................................2

         Section 6.        Notice of Special Meetings.............................................2

         Section 7.        Business to be Transacted..............................................2

         Section 8.        Quorum and Adjournments................................................3

         Section 9.        Vote Required..........................................................4

         Section 10.       Voting Rights..........................................................4

         Section 11.       Proxies................................................................4

ARTICLE III                DIRECTORS..............................................................4

         Section 1.        Number and Term of Office..............................................4

         Section 2.        Vacancies..............................................................5

         Section 3.        General Powers.........................................................5

ARTICLE IV                 MEETINGS OF THE BOARD OF DIRECTORS.....................................5

         Section 1.        Place of Meeting.......................................................5

         Section 2.        Regular Meetings.......................................................5

         Section 3.        Special Meetings.......................................................5

         Section 4.        Quorum.................................................................5

         Section 5.        Resignations...........................................................5

         Section 6.        Removal................................................................6

         Section 7.        Informal Action........................................................6

         Section 8.        Presumption of Assent..................................................6

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                                TABLE OF CONTENTS
                                  (CONTINUED)

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                                                                                                PAGE
ARTICLE V                  COMMITTEES OF DIRECTORS................................................6

         Section 1.        Appointment and Powers.................................................6

ARTICLE VI                 COMPENSATION OF DIRECTORS..............................................7

         Section 1.        Compensation...........................................................7

ARTICLE VII                NOTICES................................................................7

         Section 1.        Manner of Notice.......................................................7

         Section 2.        Waiver.................................................................7

ARTICLE VIII               OFFICERS...............................................................7

         Section 1.        Number and Qualifications..............................................7

         Section 2.        Election...............................................................8

         Section 3.        Other Officers and Agents..............................................8

         Section 4.        Salaries...............................................................8

         Section 5.        Term of Office.........................................................8

         Section 6.        The Chairman of the Board..............................................8

         Section 7.        The Chief Executive Officer............................................8

         Section 8.        The Chief Operating Officer............................................8

         Section 9.        The President..........................................................8

         Section 10.       The Vice-President.....................................................8

         Section 11.       The Secretary..........................................................9

         Section 12.       The Assistant Secretary................................................9

         Section 13.       The Treasurer..........................................................9

         Section 14.       The Assistant Treasurer................................................9

ARTICLE IX                 CERTIFICATES OF STOCK, TRANSFERS, AND RECORD
                           DATES.................................................................10

         Section 1.        Form of Certificates..................................................10

         Section 2.        Facsimile Signatures..................................................10

         Section 3.        Lost Certificates.....................................................10

         Section 4.        Transfers of Stock....................................................10

         Section 5.        Fixing Record Date....................................................11

         Section 6.        Registered Stockholders...............................................11

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                                      -ii-

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                                TABLE OF CONTENTS
                                  (CONTINUED)

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
ARTICLE X                  GENERAL PROVISIONS....................................................11

         Section 1.        Dividends.............................................................11

         Section 2.        Checks................................................................11

         Section 3.        Fiscal Year...........................................................11

         Section 4.        Seal..................................................................12

         Section 5.        Stock in Other Corporations...........................................12

ARTICLE XI                 INDEMNIFICATION OF DIRECTORS AND OFFICERS.............................12

         Section 1.        Right to Indemnification..............................................12

         Section 2.        Right to Advancement of Expenses......................................12

         Section 3.        Right of Indemnitee to Bring Suit.....................................13

         Section 4.        Non-Exclusivity of Rights.............................................13

         Section 5.        Insurance.............................................................14

         Section 6.        Indemnification of Employees and Agents of the Corporation............14

ARTICLE XII                AMENDMENTS............................................................14

ARTICLE XIII               CERTAIN BUSINESS COMBINATIONS.........................................14

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                                      -iii-

                           THIRD AMENDED AND RESTATED
                                   BY-LAWS OF
                               WHITTMAN-HART, INC.

                                   ARTICLE I

                                     OFFICES

         SECTION 1. REGISTERED OFFICE. The registered office shall be in the City of Wilmington, State of Delaware.

         SECTION 2. OTHER OFFICES. The corporation may also have an office in the City of Chicago, Illinois, and also offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         SECTION 1. PLACE OF MEETING. All meetings of the stockholders for the election of directors shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         SECTION 2. TIME OF ANNUAL MEETING. Annual meetings of stockholders shall be held on the second Wednesday in June if not a legal holiday, and if a legal holiday, then on the next business day following, at 10:00 a.m., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which the stockholders shall elect directors to succeed those whose terms then expire and transact such other business as may properly be brought before the meeting. No stockholder shall have cumulative voting rights.

         SECTION 3. NOTICE OF ANNUAL MEETING. Written or printed notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten or more than sixty days before the date of the meeting.

         SECTION 4. VOTING LISTS. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         SECTION 5. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the chairman of the board or the president.

         SECTION 6. NOTICE OF SPECIAL MEETINGS. Written or printed notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

         SECTION 7.        BUSINESS TO BE TRANSACTED.

                  (a) Nominations of persons for election to the board of directors of the corporation and the proposal of business to be transacted by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the corporation's notice with respect to such meeting, (ii) by or at the direction of the board of directors or (iii) by any stockholder of the corporation who was a stockholder of record at the time of giving of the notice provided for in this Section 7, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 7.

                  (b) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a) of this Section 7, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and such business must be a proper matter for stockholder action under the General Corporation Law of the State of Delaware. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than thirty
(30) days prior to or delayed by more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the

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beneficial owner, if any, on whose behalf the nomination or proposal is made (A)
the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner and (B) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

                  (c) Notwithstanding anything in the second sentence of paragraph (B) of this by-law to the contrary, in the event that the number of directors to be elected to the board of directors of the corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased board of directors made by the corporation at least seventy (70) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this by-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.

                  (d) Only persons nominated in accordance with the procedures set forth in this Section 7 shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 7. The chair of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these by-laws and, if any proposed nomination or business is not in compliance with these by-laws to declare that such defective proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

                  (e) For purposes of this section, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act.

                  (f) Notwithstanding the foregoing provisions of this by-law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this by-law. Nothing in this Section 7 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

         SECTION 8. QUORUM AND ADJOURNMENTS. A majority of the shares entitled to vote, present in person and represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation; provided, however, that with respect to any matter on which any class of stock is entitled to vote separately as a class, the holders of a majority of the voting power represented by the issued and outstanding shares of such class, present in person and represented by proxy, shall constitute a quorum for purposes of such matter. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been reacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         SECTION 9. VOTE REQUIRED. When a quorum is present at any meeting, the vote of the holders of a majority of the voting power present in person or represented by proxy shall decide any question brought before such meeting, except for (i) the election of directors as provided for in Article III hereof, and (ii) any question upon which, by express provision of a statute or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

         SECTION 10. VOTING RIGHTS. Except to the extent required by statute or the certificate of incorporation or any amendments thereto, each holder of Common Stock shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of Common Stock held by such stockholder.

         SECTION 11. PROXIES. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

                                  ARTICLE III

                                    DIRECTORS

         SECTION 1. NUMBER AND TERM OF OFFICE. The number of directors shall be established from time to time by resolution of the board. The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. The directors shall be elected in this manner at the annual meeting of the stockholders, except as provided in Section 2 of this Article III. Each director elected shall hold office until a successor is elected and qualified or until his earlier death, resignation or removal, as hereinafter provided. The directors shall be divided into three classes. In the event of such classification, the term of office of the first class shall expire at the annual meeting next ensuing; of the second class, one year thereafter; and of the third class, two years thereafter; and at each annual election held after such classification and election, directors shall be chosen for a full three-year term to succeed those whose terms expire. Directors need not be stockholders.

         SECTION 2.        VACANCIES. Vacancies and newly created
directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until the next election of the class for which such directors shall have been chosen, and until their successors shall be duly elected and qualified. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

         SECTION 3. GENERAL POWERS. The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or these by-laws directed or required to be exercised or done by the stockholders.

                                   ARTICLE IV

                       MEETINGS OF THE BOARD OF DIRECTORS

         SECTION 1. PLACE OF MEETING. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         SECTION 2. REGULAR MEETINGS. A regular meeting of the board of directors shall be held without other notice than this by-law, immediately after, and at the same place as, the annual meeting of stockholders. At least one regular meeting shall be held in each period of two calendar months. Regular meetings may be called by the board of directors or by any two members of the board of directors. The board of directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of additional regular meetings without other notice than such resolution.

         SECTION 3. SPECIAL MEETINGS. Special meetings of the board may be called by the chairman of the board or the president on three days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of any two or more directors.

         SECTION 4. QUORUM. Except as otherwise provided herein, a quorum urn at any meeting of the board of directors shall consist of a majority of the number of members of the board of directors then serving. A quorum shall be required for any action to be taken at a meeting of the board of directors. Except as otherwise provided in this Article, the affirmative vote of a majority of the members of the board of directors at a meeting at which a quorum is present shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         SECTION 5. RESIGNATIONS. Any director of the corporation may resign at any time by giving written notice to the board of directors, the chairman of the board, the president, or the secretary of the corporation. Such resignation shall take effect at the time specified therein; and, unless tendered to become effective only upon acceptance thereof., the acceptance of such resignation shall not be necessary to make it effective.

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         SECTION 6.        REMOVAL. At any meeting of the stockholders any
director or directors may be removed from office for cause by a majority of the voting power entitled to vote in elections of directors.

         SECTION 7. INFORMAL ACTION. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

         SECTION 8. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

                                   ARTICLE V

                             COMMITTEES OF DIRECTORS

         SECTION 1. APPOINTMENT AND POWERS. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation, including a Compensation Committee and an Audit Committee. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of a committee, to act at the meeting in the place of any such absent or disqualified member. Two (2) members of a committee must be present to constitute a quorum for any committee meeting and the unanimous vote of all committee members present shall be required to approve any matter presented to a committee. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution so provided, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

                                   ARTICLE VI

                            COMPENSATION OF DIRECTORS

         SECTION 1. COMPENSATION. The Compensation Committee of the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as a director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                  ARTICLE VII

                                     NOTICES

         SECTION 1. MANNER OF NOTICE. Whenever, under the provisions of a statute or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram or facsimile transmission.

         SECTION 2. WAIVER. Whenever any notice is required to be given under the provisions of a statute or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                  ARTICLE VIII

                                    OFFICERS

         SECTION 1. NUMBER AND QUALIFICATIONS. The officers of the corporation shall be chosen by the board of directors and shall be a chairman of the board, a chief executive officer, a chief operating officer, a president, a vice-president, a secretary and a treasurer. The board of directors may also choose additional vice-presidents, and one or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide.

         SECTION 2. ELECTION. The board of directors, at its first meeting after each annual meeting of stockholders shall choose a chairman of the board, a chief executive officer, a chief operating officer, a president, one or more vice-presidents, a secretary, and a treasurer.

         SECTION 3. OTHER OFFICERS AND AGENTS. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

         SECTION 4. SALARIES. The salaries of all officers and agents of the corporation shall be fixed by the board of directors or a duty authorized committee of the board.

         SECTION 5. TERM OF OFFICE. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the directors then in office. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

         SECTION 6. THE CHAIRMAN OF THE BOARD. The chairman of the board shall preside at all meetings of the shareholders and of the board of directors, and in general shall perform all duties incident to the office of the chairman of the board and such other duties as from time to time may be assigned to the chairman of the board by the board of directors.

         SECTION 7. THE CHIEF EXECUTIVE OFFICER. The chief executive officer shall be the chief executive officer of the corporation. The chief executive officer shall have executive authority to see that all orders and resolutions of the board of directors are carried into effect and, subject to the control vested in the board of directors by statute, by the certificate of incorporation or by these by-laws, shall administer and be responsible for the overall management of the business and affairs of the corporation. The chief executive officer shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

         SECTION 8. THE CHIEF OPERATING OFFICER. The chief operating officer shall perform all duties incident to the office of the chief operating officer, and such other duties from time to time to be assigned by the board of directors or the chief executive officer.

         SECTION 9. THE PRESIDENT. The president shall perform such duties as may from time to time be assigned by the board of directors, and in the absence or disability of the chief executive officer, shall perform the duties of the chief executive officer.

         SECTION 10. THE VICE-PRESIDENT. In the absence of the president or in the event of the president's inability or refusal to act, the vice-president (or in the event there be more than one vice-president, the executive vice-president and then the other vice-president or vice-presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice-presidents shall perform such other duties and have such other powers as the chief executive officer or the board of directors may from time to time prescribe.

         SECTION 11. THE SECRETARY. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or the chief executive officer, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of an assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

         SECTION 12. THE ASSISTANT SECRETARY. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the chief executive officer or the board of directors may from time to time prescribe.

         SECTION 13. THE TREASURER. The measurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the chairman of the board, the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation. If required by the board of directors, he shall give the corporation a bond (which shall be renewed every six years) in the sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in the case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

         SECTION 14. THE ASSISTANT TREASURER. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the chief executive officer or the board of directors may from time to time prescribe.


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                                   ARTICLE IX

               CERTIFICATES OF STOCK, TRANSFERS, AND RECORD DATES

         SECTION 1. FORM OF CERTIFICATES. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the board of directors, or the chairman of the board or the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designation, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the Delaware General Corporation Law, in lieu of the foregoing requirements, there may be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         SECTION 2. FACSIMILE SIGNATURES. Where a certificate is countersigned (1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer. transfer agent or registrar at the date of issue.

         SECTION 3. LOST CERTIFICATES. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representatives, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sums it may direct to indemnify against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         SECTION 4. TRANSFERS OF STOCK. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.


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

         SECTION 5. FIXING RECORD DATE. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect or any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

         SECTION 6. REGISTERED STOCKHOLDERS. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Delaware General Corporation Law.

                                   ARTICLE X

                               GENERAL PROVISIONS

         SECTION 1. DIVIDENDS. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the corporation's capital stock, subject to the provisions of the certificate of incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors, in their absolute discretion, think proper, and the directors may modify or abolish any such reserve in the manner in which it was created.

         SECTION 2. CHECKS. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

         SECTION 3. FISCAL YEAR. The fiscal year of the corporation, unless otherwise provided by resolution of the board of directors, shall begin on the first day of January in each year and end on the last day of December in each year.

         SECTION 4. SEAL. The corporate seal shall be inscribed thereon with the name of the corporation and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


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

         SECTION 5. STOCK IN OTHER CORPORATIONS. Shares of any other corporation which may from time to time be held by this corporation may be represented and voted at any meeting of shareholders of such corporation by the chairman of the board, president or vice-president, or by any proxy appointed in writing by the chairman of the board, president or a vice-president of the corporation, or by any other person or persons thereunto authorized by the board of directors. Shares represented by certificates standing in the name of the corporation may be endorsed for sale or transfer in the name of the corporation by the chairman of the board, president or any vice-president or by any other officer or officers thereunto authorized by the board of directors. Shares belonging to the corporation need not stand in the name of the corporation, but may be held for the benefit of the corporation in the individual name of the treasurer or of any other nominee designated for that purpose by the board of directors.

                                   ARTICLE XI

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         SECTION 1. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), against all, expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this
Article VII with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the corporation.

         SECTION 2. RIGHT TO ADVANCEMENT OF EXPENSES. The right to indemnification conferred in Section 1 of this Article VIII shall include the right to be paid by the corporation the expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking

(hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections 1 and 2 of this Article VIII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

         SECTION 3. RIGHT OF INDEMNITEE TO BRING SUIT. If a claim under Section 1 or 2 of this Article VIII is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (a) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this
Article VIII or otherwise shall be on the corporation.

         SECTION 4. NON-EXCLUSIVITY OF RIGHTS. The rights to indemnification and to the advancement of expenses conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the corporation's certificate of incorporation, by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

         SECTION 5. INSURANCE. The corporation may maintain insurance, at its expenses, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.


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

         SECTION 6. INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION. The corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the corporation.

                                  ARTICLE XII

                                   AMENDMENTS

         These by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or by the board of directors at any regular meeting of the board of directors or of the stockholders or at any special meeting of the board of directors or of the stockholders, if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting of the stockholders.

                                  ARTICLE XIII

                          CERTAIN BUSINESS COMBINATIONS

         The corporation expressly elects to be governed by Section 203 of the General Corporation Law of the State of Delaware, provided that the amendment of these by-laws adopting this election shall not apply, to any business combination (as defined in said Section 203) between the corporation and any person who became an interested stockholder (as defined in said Section 203) of the corporation on or prior to the effective date of these by-laws.


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